EXHIBIT 3.3

Delaware	PAGE 1

The First State
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “SERVICEWARE TECHNOLOGIES, INC. “, CHANGING ITS NAME FROM “SERVICEWARE TECHNOLOGIES, INC. “ TO “KNOVA SOFTWARE, INC. “, FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF MAY, A.D. 2005, AT 9:37 O’CLOCK A.M.

3221928 8100	Harriet Smith Windsor, Secretary of State

050480302	AUTHENTICATION: 3936745

DATE: 06-08-05

CERTIFICATE OF AMENDMENT OF
THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
SERVICEWARE TECHNOLOGIES, INC.
     ServiceWare Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), does hereby certify:
     FIRST: That the Board of Directors of the Company adopted the following resolutions on March 10, 2005, with respect to amendment and restatement of Article I of the Company’s Third Amended and Restated Certificate of Incorporation (the “Charter Amendment”):
     NOW, THEREFORE, BE IT RESOLVED, that Article I of the Third Amended and Restated Certificate of Incorporation be amended in its entirety to read as follows:
ARTICLE I
NAME
The name of the corporation is Knova Software, Inc.
     SECOND: That pursuant to resolution of the Board of Directors, a meeting of the stockholders of the Company was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by the General Corporation Law of the State of Delaware were voted in favor of the Charter Amendment.
     THIRD: That said Charter Amendment was duly adopted in accordance with the provisions of Sections 242 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, ServiceWare Technologies, Inc. has caused this Certificate to be signed by Bruce Armstrong, its Chief Executive Officer and President, this 24th day of May, 2005.

SERVICEWARE TECHNOLOGIES, INC.

By:	/s/ Bruce Armstrong

Name: Bruce Armstrong
Title: President and Chief Executive
Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:37 AM 05/27/2005
FILED 09:37 AM 05/27/2005
SRV 050443111 — 3221928 FILE